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                                                                Exhibit 10(h)


                            CENTERRE BANCORPORATION
                     EXECUTIVE DEFERRED COMPENSATION PLAN
                     ------------------------------------

                                   ARTICLE 1

                                    PURPOSE


        The purpose of this Executive Deferred Compensation Plan is to provide a means whereby Centerre Bancorporation may provide for the financial security of a select group of key management employees who have rendered valuable services so that such employees may be retained and their productive efforts encouraged.

                                   ARTICLE 2

                      DEFINITIONS AND CERTAIN PROVISIONS

        Beneficiary. "Beneficiary" means the person or persons designated
        -----------
under Article 6 to receive benefits upon the death of a Participant.

        Benefit Deferral Period. "Benefit Deferral Period" means the period
        -----------------------
of four (4) consecutive Plan Years over which a Participant defers a portion of his or her Compensation with respect to a Benefit Unit pursuant to
Section 4.1.

        Benefit Unit. "Benefit Unit" means a unit enrolled in by a
        ------------
a Participant pursuant to Article 4 providing the benefits described in
Article 5.

        Committee. "Committee" means the Deferred Compensation Plan
        ---------
Committee appointed to administer the Plan under Article 3.



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        Company. "Company" means Centerre Bancorporation, a Missouri
        -------
corporation.

        Compensation. "Compensation" means the base salary paid to a
        ------------
Participant by the Company or a Subsidiary, excluding bonuses, and other special cash or non-cash compensation, before any reduction pursuant to this Plan.

        Cumulative Deferral Amount. "Cumulative Deferral Amount" means with
        --------------------------
respect to each Benefit Unit the total cumulative amount by which a Participant's Compensation is reduced over the period prescribed in Section 4.1.

        Declared Rate. "Declared Rate" means with respect to any Plan Year,
        -------------
Moody's Corporate Bond Yield Average - Monthly Average Corporates as published by Moody's Investor's Service, Inc. (or any successor thereto) for the calendar month ending two months before the first month in such Plan Year, or, if such yield is no longer published, a substantially similar average selected by the Committee.

        Deferral Account. "Deferral Account" means the account maintained
        ----------------
on the books of the Company for each Benefit Unit pursuant to Section 4.2.

        Disability. "Disability" means the inability of a Participant to
        ----------
engage in any occupation or employment for remuneration or financial benefit to himself or others on account of bodily injury or disease incurred while a Participant, if such inability shall have continued for a period of six consecutive months and will, in the opinion of a


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qualified physician satisfactory to the Committee, be permanent and continuous during the remainder of such Participant's lifetime.

        Disability Retirement. "Disability Retirement" means with respect
        ---------------------
to any Benefit Unit termination of a Participant's Employment by reason of a Disability.

        Disability Retirement Benefit. "Disability Retirement Benefit" means
        -----------------------------
the benefit determined under Section 5.2 with respect to a Benefit Unit.

        Eligible Employee. "Eligible Employee" means a key management
        -----------------
Employee selected by the committee to be eligible to participate in the Plan. The Committee's selection shall be based upon an objective formula (such as attainment of a level of compensation, or other objective measure) uniformly applied, which may change from time to time in the discretion of the Committee.

        Employee. "Employee" means any person employed by the Employer on a
        --------
regular full-time salaried basis, including officers of the Employer.

        Employer. "Employer" means the Company and any Subsidiary.
        --------

        Employment. "Employment" means employed by an Employer.
        ----------

        Enrollment Agreement. "Enrollment Agreement" means the written
        --------------------
agreement that shall be entered into between the Employer and an Eligible Employee pursuant to which the


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Eligible Employee becomes a Participant. In the sole discretion of the
Committee, authorization forms filed by any Participant for the first Plan Year for which the Plan is effective and by which the Participant makes the elections provided for by the Plan may be treated as a completed and fully executed Enrollment Agreement for all purposes under the Plan.

        Incentive Rate. "Incentive Rate" with respect to any Plan Year is the
        --------------
interest rate designated by the Committee to be credited to the Deferral Accounts in addition to the Declared Rate pursuant to Paragraphs 4.2(a) and
7.2 hereof. The Incentive Rate shall be six percent (6%) unless the Committee sets a different rate, and any changes in the Incentive Rate shall have only prospective application. In no event shall the Incentive Rate be less than three percent (3%).

        Normal Retirement. "Normal Retirement" means with respect to any
        -----------------
Benefit Unit, termination of a Participant's Employment for reasons other than death, (a) on or after his Normal Retirement Eligibility Date, (b) within one (1) year following a 50% or more change in the ownership of the common stock of the Company or the Participant's Employer, or (c) on such other date (if any) with respect to which the Committee has consented that a particular Participant, on a case by case basis, may retire with a Normal Retirement Benefit without having satisfied (a) or (b), above.


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        Normal Retirement Benefit. "Normal Retirement Benefit" means the
        -------------------------
benefit determined under Section 5.1 with respect to a Benefit Unit.

        Normal Retirement Eligibility Date. "Normal Retirement Eligibility
        ----------------------------------
Date" means the date on which the sum of a Participant's age and Years of Service equal seventy (70).

        Participant. "Participant" means an Eligible Employee who has
        -----------
filed a completed and executed Enrollment Agreement with the Committee and is participating in the Plan in accordance with the provisions of
Article 4.

        Plan. "Plan" means this Centerre Bancorporation Executive Deferred
        ----
Compensation Plan.

        Plan Year. "Plan Year" means the calendar year.
        ---------

        Subsidiary. "Subsidiary" means a corporation more than 50% of
        ----------
whose stock is owned directly or indirectly by the Company.

        Survivor Benefit. "Survivor Benefit" means the benefit determined
        ----------------
under Section 5.4(a) with respect to a Benefit Unit.

        Termination Benefit. "Termination Benefit" means the benefit
        -------------------
determined under Section 5.3 with respect to a Benefit Unit.

        Year of Service. "Year of Service" means each complete Plan Year
        ---------------
(before and after the effective date of the Plan) during the entirety of which an Employment relationship


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exists between the Employee and the Employer including years during which an Employee is not a Participant and including employment with an Employer prior to its becoming a Subsidiary.


                              ARTICLE 3

                     ADMINISTRATION OF THE PLAN

        A Deferred Compensation Plan Committee shall be appointed by the Company's Board of Directors to administer the Plan and establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration and interpretation of the Plan. Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member's interest in the Plan as a Participant. The Committee may delegate such of its responsibilities to such agents as it deems appropriate, and the Company shall pay their compensation, if any.


                              ARTICLE 4

                            PARTICIPATION

        4.1  Election to Participate. Any eligible Employee may enroll
             -----------------------
in a Benefit Unit under the Plan effective as of the first day of a Plan Year (commencing on or after January 1, 1986) by filing a completed Enrollment Agreement with the Committee prior to the beginning of such Plan Year. Pursuant to said Enrollment Agreement, the Eligible Employee shall irrevocably designate a dollar amount by which the aggregate


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Compensation of such Participant shall be reduced over the Benefit Deferral
Period consisting of the four (4) consecutive Plan Years beginning with the Plan Year next following the execution of the Enrollment Agreement, provided, however, that:

             (a)  Discontinuance of Deferral. The Participant's obligation
                  --------------------------
    to continue deferral for the entire Benefit Deferral Period shall terminate upon his death. The Committee, in its discretion, may allow a Participant to discontinue his deferral prior to completion of the Benefit Deferral Period due to the Participant's termination of Employment or otherwise.

             (b)  Minimum Deferral. The Cumulative Deferral Amount for any
                  ----------------
    Benefit Unit shall not be less than One Thousand Two Hundred Dollars ($1,200.00) multiplied by the number of Plan Years in the Benefit Deferral Period.

             (c)  Reduction in Compensation. Except as otherwise provided
                  -------------------------
    in this Section 4.1, the Compensation of the Participant for each of the Plan Years in the Benefit Deferral Period shall be reduced by an amount equal to the quotient obtained by dividing the Cumulative Deferral Amount by the number of Plan Years in the Benefit Deferral Period.

             (d)  Maximum Reduction in Compensation. A Participant may not
                  ---------------------------------
    elect a Cumulative Deferral Amount for any Benefit Unit that would cause the aggregate total reduction in Compensation in any Plan Year with respect to


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    all Benefit Units to exceed ten percent (10%) of the Compensation otherwise payable to the Participant during the first Plan Year in the Benefit Deferral Period for such Benefit Unit. In the event that a Participant elects a Cumulative Deferral Amount that would violate the limitation described in this paragraph (d), either initially or on account of a subsequent decrease in Compensation, the election shall be valid except that the Cumulative Deferral Amount so elected shall automatically be reduced to comply with such limitation.

             (e)  Disability Retirement. In the event of a Disability
                  ---------------------
    Retirement of a Participant with respect to a Benefit Unit, his Employer shall continue to credit to his Deferral Accounts the amounts by which his Compensation would have been reduced pursuant to any then outstanding Enrollment Agreements had there been no Disability Retirement.

For purposes of the Plan, a Benefit Unit shall be deemed to be a Benefit Unit in which a Participant is enrolled only on and after the first day of the Benefit Deferral Period with respect to such Benefit Unit.

        4.2  Deferral Accounts. The Committee shall establish and maintain
             -----------------
a separate Deferral Account for each of a Participant's Benefit Units. The amount by which a Participant's Compensation is reduced pursuant to
Section 4.1 with respect to any Benefit Unit shall be credited by the


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Employer to the Participant's Deferral Account for such Benefit Unit no later than the first day of the month following the month in which such Compensation would otherwise have been paid. Such Deferral Account shall be debited by the amount of any payments made by the Employer to the Participant or the Participant's Beneficiary with respect to such Benefit Unit pursuant to the Plan.

             (a)  Crediting of Interest - Normal or Disability Retirement,
                  --------------------------------------------------------
    or Death. Each Deferral Account of a Participant who terminates
    --------
    Employment on account of Normal or Disability Retirement, or death, shall be credited with interest as of date such Deferral Account was established through the date of such termination of Employment at a rate equal to the sum of the Declared Rate, plus the Incentive Rate, compounded annually, on the balance from month to month in such Deferral Account. Following such termination of Employment the Participant's Deferral Accounts shall be credited with interest on the balance in such Deferral Account from month to month at a rate equal to the sum of
    (i) the average of the Declared Rate for the five (5) Plan Years ending prior to such termination of Employment, plus (ii) the Incentive Rate, compounded annually. Interest shall be credited to each Deferral Account as of the last day of each month.


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             (b)  Other Interest. In the case of a Participant's termination
                  --------------
    of Employment other than by death or Normal or Disability Retirement, the Deferral Accounts shall be credited with interest, compounded annually, as of the date such Deferral Account was established through the date of such termination of Employment on the balance from month to month in such Deferral Account at a rate equal to the Declared Rate. Following such termination of Employment, the Participant's Deferral Accounts shall be credited with interest on the balance in such Deferral Account from month to month at a rate equal to the average of the Declared Rate for the five (5) Plan Years ending prior to the date of such termination of Employment. Interest shall be credited to each Deferral Account as of the last day of the month.

        4.3  Statement of Accounts. The Committee shall submit to each
             ---------------------
Participant, within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Deferral Accounts.


                              ARTICLE 5

                              BENEFITS

        5.1  Normal Retirement. A Participant who terminates Employment
             -----------------
on account of Normal Retirement with respect to a Benefit Unit shall be paid a Normal Retirement Benefit equal to


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the value as of the date of Normal Retirement of the Participant's Deferral
Accounts for such Benefit Unit, plus the interest that will be credited to such Deferral Account pursuant to Section 4.2. Payment of such Normal Retirement Benefit shall be made in substantially equal monthly installments for one hundred eighty (180) months beginning with the month following the date of Normal Retirement. Provided, that a Participant may instead elect in the Enrollment Agreement for any Benefit Unit to have the Normal Retirement Benefit for such Benefit Unit paid to him in either a lump sum or sixty (60) or one hundred twenty (120) equal monthly payments. A Participant may also elect in his Enrollment Agreement for any Benefit Unit to defer making the election as to the form of payment until a date no later than sixty (60) days preceding his Normal Retirement.

        5.2  Disability Retirement. A Participant who terminates Employment
             ---------------------
on account of Disability Retirement with respect to a Benefit Unit shall be paid a Disability Retirement Benefit equal to the value of the Participant's Deferral Accounts for such Benefit Unit as of the later of (a) the December 31 coinciding with or next following the Participant's Disability Retirement or (b) the completion of the crediting to the Deferral Account of the entire Cumulative Deferral Amount for a Benefit Unit, plus the interest that will be credited to such Deferral Account pursuant to
Section 4.2. Payment of such Disability Retirement Benefit shall be made in


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substantially equal monthly installments for one hundred eighty (180) months commencing with the month next following the later of (a) the December 31 coinciding with or next following the Participant's Disability Retirement or (b) the completion of the crediting to the Deferral Account of the entire Cumulative Deferral Amount for a Benefit Unit. Provided, that a Participant may instead elect in the Enrollment Agreement for any Benefit Unit to have the Disability Retirement Benefit for such Benefit Unit paid to him in either sixty (60) or one hundred twenty (120) equal monthly payments, or in a lump sum payment, or to have commencement of the payment of the Disability Retirement Benefit deferred until attainment of age sixty-five (65), with payment thereafter over a sixty (60), one hundred twenty (120) or one hundred eighty (180) month period, as elected by the Participant. A Participant may also elect in his Enrollment Agreement for any Benefit Unit to defer making an election as to the number of equal payments or lump sum distribution until a date no later than sixty (60) days preceding the date that the payment of the Disability Retirement Benefit would otherwise commence payment.

        5.3  Termination Benefit. A Participant who terminates Employment
             -------------------
for any reason other than death, or Normal or Disability Retirement with respect to a Benefit Unit, shall be paid a Termination Benefit equal to the value, as of the date of termination of Employment, of the Deferral Account for such Benefit Unit plus the interest that will be credited


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to such Deferral Account pursuant to Section 4.2. Payment of such Termination
Benefit shall be made in substantially equal monthly installments for sixty
(60) months.

        5.4  Survivor Benefits.
             -----------------

             (a) The Beneficiary of a Participant who dies while still in Employment prior to his Normal Retirement Eligibility Date or his Disability Retirement shall be paid a Survivor Benefit equal to the value of the Participant's Deferral Account for each Benefit Unit as of the date of his death, plus the interest that will be credited to such Deferral Account pursuant to Section 4.2. Payment of such Survivor Benefit shall be made in substantially equal monthly installments for one hundred eighty (180) months. Provided, that if the aggregate balance in all of the Deferral Accounts of such Participant as of the date of his death is less than Twenty-Five Thousand Dollars ($25,000.00), the balance in the Deferral Account for each Benefit Unit as of such date shall be paid to the Beneficiary with respect to such Benefit Units in one lump sum.

             (b) A Participant who dies while still in Employment after his Normal Retirement Eligibility Date shall be deemed to have terminated his Employment the day before his death, and the Beneficiary of such Participant shall be paid a Survivor Benefit pursuant to Paragraph 5.4(c).


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             (c)  If a Participant dies after termination of Employment but prior to the payment of all benefits due to him with respect to a Benefit Unit, the Employer will pay to the Participant's Beneficiary the remaining installments of any such benefit that would have been paid to the Participant had the Participant survived, provided, however, that if pursuant to a Disability Retirement the Participant had deferred commencement of payment of the Disability Retirement Benefit for any Benefit Unit until age sixty-five (65), commencement of payment of the Disability Retirement Benefit to the Beneficiary shall be accelerated and shall commence on the first day of the month next following the date of the Participant's death.

        5.5  Withholding; Unemployment Taxes. To the extent required by the
             -------------------------------
law in effect at the time payments are made, the Employer shall withhold from payments made hereunder the minimum taxes required to be withheld by federal or any state or local government.


                              ARTICLE 6

                       BENEFICIARY DESIGNATION

        Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payment under the Plan shall be made in the event of Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each


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Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee.

        The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The Committee may require that the spouse of a married Participant domiciled in a community property jurisdiction join in any designation of Beneficiary or Beneficiaries other than the spouse in order for such designation to be valid.

        If a Participant fails to designate a Beneficiary as provided above, or if his Beneficiary designation is revoked without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Committee shall direct the distribution of such benefits to the Participant's estate.


                              ARTICLE 7

                  AMENDMENT AND TERMINATION OF PLAN

        7.1  Amendment. The Board of Directors of the Company may at any
             ---------
time amend the Plan in whole or in part; provided, however, that no amendment shall retroactively decrease the benefits under the Plan payable to any Participant. Written notice of any amendment shall be given each Employee then participating in the Plan.


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        7.2  Termination.
             -----------

             (a)  Employer's Right to Terminate. The Board of Directors of
                  -----------------------------
    any Employer may at any time terminate the Plan, as to said Employer.

             (b)  Payments Upon Termination. Upon any termination of the Plan
                  -------------------------
    as to an Employer the Participants employed by such Employer will be deemed to have voluntarily terminated their participation in all Benefit Units under the Plan as of the date of such termination. Compensation shall cease to be deferred for the then Plan Year and all future Plan Years, and the Employer will pay each Participant in a lump sum the value of such Participant's Deferral Accounts, determined as if such Participant had terminated Employment on the date of such termination of the Plan but with interest credited on each such Deferral Account at a rate for purposes of Section 4.2(b) equal to the sum of the Declared Rate plus the Incentive Rate compounded annually.


                              ARTICLE 8

                            MISCELLANEOUS

        8.1  Transfer of Employment. If a Participant transfers Employment
             ----------------------
from one Employer to another, such transfer shall not be deemed to be a termination of Employment unless the Employer to which the Participant was transferred shall not have adopted the Plan.


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        8.2  Unsecured General Creditor. No Participant or Beneficiary,
             --------------------------
shall have any legal or equitable right, interest, or claim in any specific property or assets of the Employer, nor shall any Participant or Beneficiary have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Employer. The assets of the Employer shall not be held under any trust for the benefit of Participants or Beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Employer under the Plan. Any assets, including life insurance policies, annuity contracts or the proceeds therefrom which the Employer may acquire in anticipation of its obligations under the Plan shall remain the assets of the Employer. The Employer's obligation to pay benefits under the Plan shall be that of an unfunded and unsecured promise of the Employer to pay money in the future.

        8.3  Obligations to Employer. If a Participant becomes entitled to
             -----------------------
a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company or any other Employer, then the Employer may offset such amount so owing against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.


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

        8.4  Nonassignability. Neither a Participant nor any other person
             ----------------
shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or interest therein, and all rights are expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall any such part be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

        8.5  Employment Not Guaranteed. Nothing contained in the Plan nor
             -------------------------
any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to be retained in the employ of the Employer.

        8.6  Protective Provisions. Each Participant shall cooperate with
             ---------------------
the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder, including the taking of such physical examinations as the Employer may deem necessary and the taking of such other relevant action as may be requested by the Employer. If a Participant refuses so to cooperate, the Employer shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the


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

cumulative reductions in Compensation theretofore made pursuant to the Plan. If a Participant commits suicide during the two (2) year period beginning on the later of (a) the date of adoption of this Plan or (b) the first day of the first Plan Year of such Participant's participation in the Plan, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant or his Beneficiary, other than payment to such Participant (or his Beneficiary if the Participant has died) of the cumulative reductions in Compensation theretofore made pursuant to the Plan; provided, that in the Employer's sole discretion, benefits may be payable in a reduced amount to compensate the Employer for any loss, cost, damage or expense suffered or incurred by the Employer as a result in any way of such misstatement or nondisclosure.

        8.7  Gender, Singular and Plural. All pronouns and any variations
             ---------------------------
thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

        8.8  Captions. The captions of the articles, sections, and
             --------
paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.


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

        8.9  Validity. In the event any provision of this Plan is held
             --------
invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

        8.10  Notice. Any notice or filing required or permitted to be
              ------
given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Employer, directed to the attention of the President of the Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

        8.11  Applicable Law. This Plan shall be governed and construed in
              --------------
accordance with the laws of the State of Missouri.

        IN WITNESS WHEREOF, the Company has executed this Plan instrument by authority of its Board of Directors this 15th day of October, 1985.
                                            ----        -------

                                       CENTERRE BANCORPORATION


                                       By------------------------------

ATTEST:

- ----------------------------------


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



                              AMENDMENT TO THE
                          CENTERRE BANCORPORATION
                   EXECUTIVE DEFERRED COMPENSATION PLAN
                   ------------------------------------

        WHEREAS, Centerre Bancorporation ("Company"), previously adopted the Centerre Bancorporation Executive Deferred Compensation Plan ("Plan") for the benefit of eligible employees; and

        WHEREAS, the Company retained the right to amend the Plan pursuant to Article 7 thereof; and,

        WHEREAS, the Company desires to amend the Plan effective
January 1, 1987;

        NOW, THEREFORE, effective January 1, 1987, the Plan is amended as follows:

        1. Section 4.1(d) is deleted and the following is substituted in its place:

        (d)  Maximum Reduction in Compensation. Except as otherwise provided
             ---------------------------------
in this paragraph (d), a Participant may not elect a Cumulative Deferral Amount for any Benefit Unit that would cause the aggregate total reduction in Compensation in any Plan Year with respect to all Benefit Units to exceed ten percent (10%) of the Compensation otherwise payable to the Participant during the first Plan Year in the Benefit Deferral Period for such Benefit Unit. In the event that a Participant elects a Cumulative Deferral Amount that would violate the limitation described in this paragraph (d), either initially or on account of a subsequent decrease in Compensation, the election shall be valid except that the Cumulative

Deferral Amount so elected shall automatically be reduced to comply with such limitation. Nonwithstanding the foregoing provisions of this
Section 4.1, if in any Plan Year a Participant who is participating in the Centerre Bancorporation Capital Accumulation Plan (the "401(k) Plan") is prohibited by law from electing to have 5% of his "Compensation" (as defined in the 401(k) Plan but prior to taking into account the "Additional
                           ------------------------------------------------
Deferral" as hereinafter defined) contributed to the 401(k) Plan, he may
- ---------------------------------
elect to have the excess of (i) over (ii) below deferred under this Plan with respect to a Benefit Unit provided he elects the maximum permissible amount of such Compensation to be contributed to the 401(k) Plan. Such amount shall be defined as an "Additional Deferral".
                -------

        "(i)" is equal to 5% of the Participant's "Compensation" as defined in the 401(k) Plan prior to taking into account the Additional
                               -------------------------------------------
    Deferral, and
    --------

        "(ii)" is the maximum amount of his Compensation which he is permitted to elect and has elected to be contributed to the 401(k) Plan.

        The additional Deferral may be made in a Plan Year regardless of whether it will also be made over four Plan Years.

        2. The first paragraph of Section 4.2 is deleted and the following is substituted in its place:

        4.2  Deferral Accounts. The Committee shall establish and maintain
             -----------------
a separate Deferral Account for each of a Participant's Benefit Units. The amount by which a Participant's Compensation is reduced pursuant to
Section 4.1 (including any Additional Deferral) with respect to any Benefit unit shall be credited by the Employer to the Participant's Deferral Account for such Benefit Unit no later than the first day of the month following the month in which such Compensation would otherwise have been paid. If a Participant has made an Additional Deferral with respect to a Benefit Unit pursuant to Section 4.1(d), the Employer shall also credit the Participant's Deferral Account for such Benefit Unit with an amount equal to the excess of (i) over (ii) below, where

        "(i)" equals one half the sum of the Additional Deferral and the amount by which the Participant elected to have his Compensation contributed to the 401(k) Plan for such month, but not to exceed 2.5% of his Compensation as defined in the Article 2 of this Plan; and

        "(ii)" equals the amount contributed by his Employer as an Employer Matching Contribution under the 401(k) Plan.

Such amount shall be credited at the time the respective Employer Matching Contribution is made to the 401(k) Plan. The Deferral Account shall be debited by the amount of any payments made by the Employer to the Participant or the Participant's Beneficiary with respect to such Benefit Unit pursuant to the Plan.

        IN WITNESS WHEREOF, the foregoing Amendment is adopted effective January 1, 1987.


                                       CENTERRE BANCORPORATION

                                       By------------------------------

ATTEST:

- -----------------------------

                          SECOND AMENDMENT TO THE
                          CENTERRE BANCORPORATION
                   EXECUTIVE DEFERRED COMPENSATION PLAN
                   ------------------------------------

        WHEREAS, Centerre Bancorporation ("Company") previously adopted the Centerre Bancorporation Executive Deferred Compensation Plan ("Plan") for the benefit of eligible employees; and

        WHEREAS, the Company retained the right to amend the Plan pursuant to Article 7 thereof; and,

        WHEREAS, the Company desires to amend the Plan effective
January 1, 1988;

        NOW, THEREFORE, effective January 1, 1988, the Plan is amended as follows:

        1. The definition of "Normal Retirement" in Article 2 is deleted and replaced with the following:

        Normal Retirement. "Normal Retirement" means with respect to any
        -----------------
Benefit Unit, termination of a Participant's Employment for reasons other than death, (a) on or after his Normal Retirement Eligibility Date, (b) within one (1) year following a "Change of Control" or an Employer ceasing to be a Subsidiary, or (c) on such other date (if any) with respect to which the Committee has consented that a particular Participant, on a case by case basis, may retire with a Normal Retirement Benefit without having satisfied (a) or (b), above.

        2.  A new definition is added to Article 2 to read as follows:

        "Change of Control" means a change of control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, or any comparable successor provision (the "Exchange Act"). Without limiting the foregoing a Change of Control shall be deemed to have occurred for the purposes of this Agreement, regardless of the provisions of the Exchange Act, if (i) any "person", including any "group" of persons, (as such terms are used in Sections 13(d) or 14(d)(2) of the Exchange Act), is or becomes the beneficial owner
(as determined in accordance with Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of Centerre which, when combined with all securities of Centerre theretofore directly or indirectly beneficially owned by such person, represent 20% or more of the combined voting power of Centerre's then outstanding securities; (ii) at any time persons who are directors of Centerre at the date hereof, together with persons becoming directors of Centerre subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least three-quarters of (or if less, all but one of) the persons then comprising the Board of Directors of Centerre, ("Continuing Directors") cease for any reason to constitute at least two-thirds of the directors of Centerre; (iii) Centerre is a party to a merger or consolidation (other than with a wholly owned subsidiary of Centerre) in which Centerre is not the surviving parent corporation; (iv) Centerre is the surviving parent corporation in a merger or consolidation which results in Continuing Directors prior to such merger or consolidation ceasing to constitute at least two-thirds of the directors of Centerre.

        3.  Article 7 is deleted and replaced with the following:


                                ARTICLE 7

                    AMENDMENT AND TERMINATION OF PLAN

        7.1  Amendment. The Board of Directors of the Company may at any
             ---------
time amend the Plan in whole or in part; provided, however, that no amendment shall reduce the benefits (including the crediting of interest pursuant to Section 4.2(a) and (b) hereof and the right to receive payments in installments or in a lump sum as provided in Section 5 hereof) to which any Participant is entitled under the Plan with respect to amounts credited to such

Participant's Deferral Account prior to such amendment. Written notice of any amendment shall be given each Employee then participating in the Plan.

        7.2  Termination.
             -----------

             (a)  Employer's Right to Terminate. The Board of Directors of
                  -----------------------------
any Employer may at any time terminate the Plan as to said Employer on giving Participants not less than ninety (90) days prior written notice thereof.

             (b)  Payments Upon Termination. Upon any termination of the
                  -------------------------
Plan as to an Employer the Participants employed by such Employer will be deemed to have voluntarily terminated their participation in all Benefit Units under the Plan as of the date of such termination. Compensation earned for the Plan Year of such termination and all future Plan Years shall not be deferred and the Employer will pay each Participant from his Deferral Account as if such Participant had reached Normal Retirement on the date such termination is effective.

        IN WITNESS WHEREOF, the foregoing Amendment is adopted on this 16th day of June, 1988 effective January 1, 1988.
- ----        ----

                                       CENTERRE BANCORPORATION


                                       By------------------------------

ATTEST:

- -----------------------------

                                                      EXHIBIT E

                          THIRD AMENDMENT TO THE
                          CENTERRE BANCORPORATION
                   EXECUTIVE DEFERRED COMPENSATION PLAN
                   ------------------------------------

        WHEREAS, Centerre Bancorporation ("Company") previously adopted the Centerre Bancorporation Executive Deferred Compensation Plan ("Plan") for the benefit of eligible employees, and;

        WHEREAS, the Company retained the right to amend the Plan pursuant to Article 7 thereof, and;

        WHEREAS, the Company desires to amend the Plan effective
January 1, 1986.

        NOW THEREFORE, effective January 1, 1986, the Plan is amended as follows:

        1. The definition of "Compensation" in Article 2 is deleted and the following is substituted in its place:

        Compensation. Compensation means the salary rate in effect for a
        ------------
Participant as of each November 1 (prior to taking into account any contribution by the Participant to the Centerre Bancorporation Capital Accumulation Plan) from the Company or a Subsidiary, excluding bonuses, and other special cash or non-cash compensation, before any reduction pursuant to this Plan.

        IN WITNESS WHEREOF, the foregoing Amendment was executed on the 21st day of September, 1988.
- ----        ---------

                                       CENTERRE BANCORPORATION


                                       By------------------------------

ATTEST:

- -----------------------------

                              FOURTH AMENDMENT
                              ----------------
                          CENTERRE BANCORPORATION
                          -----------------------
                   EXECUTIVE DEFERRED COMPENSATION PLAN
                   ------------------------------------

        WHEREAS, Centerre Bancorporation, a Missouri Corporation ("Centerre"), established the Centerre Bancorporation Executive Deferred Compensation
Plan ("Centerre Plan") in 1985 and amended it effective January 1, 1986, 1987, 1988; and

        WHEREAS, Centerre merged into Boatmen's Bancshares, Inc., a Missouri corporation ("the Corporation") on December 9, 1988, and pursuant to such merger the Corporation assumed liability for all obligations of Centerre, including obligations under the Centerre Plan; and

        WHEREAS, the Corporation desires to preclude further elections to participate and to discontinue all further deferrals under the Centerre Plan;

        THEREFORE, the Plan is amended so that, immediately after the title of Section 4.1, "Election to Participate," there shall be added the following sentence: "This Section 4.1 shall be effective only for elections to participate and deferrals of compensation prior to December 31, 1988."

        IN WITNESS WHEREOF, the foregoing Fourth Amendment is adopted as of December 13, 1988.


                                       BOATMEN'S BANCSHARES, INC.


                                       By-------------------------------